UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2023 (January 16, 2023)

World Wrestling Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 East Main Street, Stamford, CT	06902
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	WWE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On January 5, 2023, Vincent K. McMahon, the controlling stockholder of World Wrestling Entertainment, Inc. (the “Company”), executed and delivered a written consent (the “January 5th Consent”) taking certain actions by consent without a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) resulting in, among other things, the election of Mr. McMahon to the Board of Directors of the Company (the “Board”) and certain amendments to the Company’s bylaws (the “January 5th Amendments”) that Mr. McMahon indicated were intended to ensure that the Company’s corporate governance continued to properly enable and support stockholder rights. On January 6, 2023, the Company issued a press release providing an update regarding the composition of its Board, including Mr. McMahon’s return to the Board, and the Company’s intention to explore strategic alternatives with the goal to maximize value for all stockholders of the Company. On January 9, 2023, the Board elected Mr. McMahon as Executive Chairman of the Board.

Subsequently, Mr. McMahon informed the Company of his view that there is substantial alignment among the Board and management concerning the decision to conduct a review of strategic alternatives amid the Company’s upcoming media rights cycle and that the Company’s corporate governance will properly enable and support stockholder rights. In light of the foregoing, on January 16, 2023, Mr. McMahon, in his capacity as controlling stockholder of the Company, executed and delivered a written consent (the “January 16th Consent”) taking certain actions by consent without a meeting in accordance with Section 228 of the DGCL to substantially repeal the January 5th Amendments, as further described below in Item 5.03.

No further approval of the stockholders of the Company is required to approve any of the actions taken by Mr. McMahon pursuant to the January 16th Consent. Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company expects to file with the SEC, and thereafter mail to its stockholders, an information statement as required by Schedule 14C promulgated under the Exchange Act to provide stockholders with information concerning the January 5th Consent and January 16th Consent. The Schedule 14C will also constitute notice to stockholders in accordance with Section 228 of the DGCL of the actions taken by the January 5th Consent and the January 16th Consent.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Effective January 16, 2023, pursuant to the January 16th Consent, Mr. McMahon repealed all of the January 5th Amendments (which were incorporated into the amended and restated bylaws of the Company filed with the SEC on January 11, 2023 as Exhibit 3.1 to the Company’s Current Report on Form 8-K) other than Article XI (Exclusive Forum), which designates (i) the Court of Chancery of the State of Delaware, to the fullest extent permitted by law, as the sole and exclusive forum for the resolution of, among other claims, any derivative action or proceeding brought on behalf of the Company, and (ii) the federal courts of the United States of America, to the fullest extent permitted by law, as the sole and exclusive forum for any cause of action arising under the Securities Act of 1933, as amended (the Company’s bylaws, as amended and restated as a result of the January 16th Consent, are referred to as the “Amended and Restated By-Laws”).

The foregoing summary of the Amended and Restated By-Laws is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated By-Laws, which are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information set forth in the Introductory Note and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.07.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated By-Laws of World Wrestling Entertainment, Inc., effective as of January 16, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL documents).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.

Dated: January 17, 2023	By:	/s/ Frank A. Riddick III
Frank A. Riddick III
President and Chief Financial Officer

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